As filed with the Securities and Exchange Commission on November 15, 2017

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	3841	98-0573252
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5820 Nancy Ridge Drive

San Diego, CA 92121

(855) 662-6732

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. O’Connor+

Chief Executive Officer

5820 Nancy Ridge Drive

San Diego, CA 92121

(855) 662-6732

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Steven G. Rowles, Esq.

Shai Kalansky, Esq.

Morrison & Foerster LLP

12531 High Bluff Drive, Suite 100

San Diego, California 92130

(858) 720-5100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share, underlying common stock purchase warrants	6,833,168	$2.35	$16,057,945	$2,000

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2) Represents 6,833,168 shares of the registrant’s common stock issuable upon exercise of certain outstanding common stock purchase warrants at exercise prices of $1.25, $1.68 or $2.26 per share, to be offered and sold by the selling shareholders identified in this registration statement.

(3) Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock issuable upon exercise of warrants being registered in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Capital Market on November 13, 2017, which date is within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2017

PROSPECTUS

6,833,168 Shares of Common Stock

Issuable upon Exercise of Outstanding Warrants

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” of up to 6,833,168 shares of our common stock, par value $0.0001 per share, issuable upon exercise of certain outstanding common stock purchase warrants issued and sold by us. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling shareholders. We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 6,833,168 shares of common stock offered hereby, would result in gross proceeds to us of approximately $11.2 million; however, we cannot predict when or if the warrants will be exercised and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will pay for the expenses of this offering which are estimated to be $65,500.

The selling shareholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS.” On November 13, 2017 the closing price for of our common stock was $2.35 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE “RISK FACTORS” BEGINNING ON PAGE [9] OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            ___, 2017.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” from time to time, of up to an aggregate of 6,833,168 shares of our common stock, par value $0.0001 per share, issuable upon exercise of certain outstanding common stock purchase warrants. As described below under “Summary—Equity Offerings,” the shares of our common stock registered by this prospectus are issuable upon exercise of warrants to purchase up to 3,953,200 shares of our common stock for an exercise price of $1.25 per share issued on October 25, 2017, warrants to purchase up to 316,257 shares of our common stock for an exercise price of $1.68 per share issued on October 25, 2017, warrants to purchase up to 48,000 shares of our common stock for an exercise price of $1.68 per share issued on October 27, 2017, and warrants to purchase up to 2,515,711 share of our common stock for an exercise price of $2.26 per share issued on November 13, 2017, all of which are exercisable by the selling shareholders. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling shareholders.

This prospectus is part of a registration statement on Form S-1 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling shareholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

Unless the context indicates otherwise, all references to OncoSec, our Company, we, us and our in this prospectus refer to OncoSec Medical Incorporated, a Nevada corporation, and its consolidated subsidiaries. We own registered trademark rights in the United States to ImmunoPulse®, and we have filed applications in the United States and in certain foreign jurisdictions to register trademark rights to ImmunoPulse, OncoSec and NeoPulse. Other service marks, trademarks or trade names used in this report are the property of their respective owners. We do not use the ® or ™ symbol in each instance in which one of our registered or common law trademarks appears in this report, but this should not be construed as any indication that we will not assert our rights thereto to the fullest extent permissible under applicable law.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements relate to future events or circumstances or our future performance and are based on our current assumptions, expectations and beliefs about future developments and their potential effect on our business. All statements in this report that are not statements of historical fact could be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. The forward-looking statements in this prospectus and the documents that are incorporated by reference herein include statements about, among other things: the status, progress and results of our clinical programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

Forward-looking statements are only predictions and are not guarantees of future performance, and they are subject to known and unknown risks, uncertainties and other factors, including the risks described under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Moreover, we operate in a rapidly evolving industry in which new risks and uncertainties continuously emerge, and it is not possible for us to predict all of the risks we may face or assess the impact of all uncertainties or other factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our current expectations, assumptions or beliefs. In light of these risks, uncertainties and other factors, the forward-looking events and circumstances described in this prospectus or the documents that are incorporated by reference herein may not occur, and our results, levels of activity, performance or achievements could differ materially from those expressed in or implied by any forward-looking statements we make. As a result, you should not place undue reliance on any of our forward-looking statements. Forward-looking statements speak only as of the date they are made, and unless required to by law, we undertake no obligation to update or revise any forward-looking statement for any reason, including to reflect new information, future developments, actual results or changes in our expectations.

We qualify all of our forward-looking statements by this cautionary note.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and the other information appearing elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences, you should read this entire prospectus carefully, including the information set forth under the caption “Risk Factors” in this prospectus and under similar captions in the documents incorporated by reference herein, before making an investment decision.

Our Company

We are a biotechnology company focused on designing, developing and commercializing innovative therapies and proprietary medical approaches to stimulate and guide an anti-tumor immune response for the treatment of cancer. Our core platform technology, ImmunoPulse®, is a drug-device therapeutic modality comprised of a proprietary intratumoral electroporation delivery device. The ImmunoPulse® platform is designed to deliver DNA-encoded drugs directly into a solid tumor and promote an inflammatory response against cancer. The ImmunoPulse® device can be adapted to treat different tumor types, and consists of an electrical pulse generator, a reusable handle and disposable applicators. Our lead product candidate, ImmunoPulse® IL-12, uses our electroporation device to deliver a DNA-encoded interleukin-12, or IL-12, called tavokinogene telseplasmid, or tavo, with the aim of reversing the immunosuppressive microenvironment in the tumor and engendering a systemic anti-tumor response against untreated tumors in other parts of the body. In February 2017, we received Fast Track designation from the U.S. Food and Drug Administration, or FDA, for ImmunoPulse® IL-12, which could qualify ImmunoPulse® IL-12 for expedited FDA review, a rolling Biologics License Application review and certain other benefits.

Our current focus is to pursue our registration-directed study of ImmunoPulse® IL-12 in combination with an approved therapy for melanoma in patients who have shown refractory or relapse from certain other cancer therapies, which we refer to as the PISCES/KEYNOTE-695 study. Most of our present activities are, and we expect most of our near-term expenditures will be, directed toward advancing the PISCES/KEYNOTE-695 study. To this end, in May 2017, we entered into a clinical trial collaboration and supply agreement with a subsidiary of Merck & Co., Inc., or Merck, in connection with the PISCES/KEYNOTE-695 study, in which we have agreed to sponsor and fund the study and Merck has agreed to manufacture and supply its anti-PD-1 therapy KEYTRUDA® for use in the study. The PISCES/KEYNOTE-695 study opened for enrollment in October 2017.

We also intend to continue to pursue other ongoing or potential new trials and studies related to ImmunoPulse® IL-12, all with the goal of obtaining requisite regulatory approvals from the FDA and comparable regulators in certain other jurisdictions to market and sell this product candidate. For instance, we are in collaboration with the University of California, San Francisco, or UCSF, the sponsor of a multi-center Phase II clinical trial evaluating ImmunoPulse® IL-12 in combination with Merck’s KEYTRUDA® for the treatment of advanced, metastatic melanoma in patients who are predicted to not respond to anti-PD-1 therapy alone. Merck is manufacturing and supplying its drug KEYTRUDA® to UCSF to support this trial.

In addition, we are pursuing a biomarker-focused pilot study of ImmunoPulse® IL-12 in triple negative breast cancer, which is focused on evaluating the ability of ImmunoPulse® IL-12 to alter the tumor microenvironment and promote a pro-inflammatory response. In January 2017, we amended the clinical protocol for this study to improve the enrollment rate, as it had been slow to enroll, and in September 2017, we enrolled half the patients needed for the study, which is now open for enrollment and is ongoing. Additionally, our Phase II clinical trials of ImmunoPulse® IL-12 as a monotherapy in Merkel Cell carcinoma, melanoma, and head and neck squamous cell carcinoma are now closed for enrollment, and databases are locked and clinical study reports are pending. We are no longer pursuing our Phase II clinical trial of ImmunoPulse® IL-12 as a monotherapy in cutaneous T-cell lymphoma, which has been closed.

In addition, we are developing our next-generation electroporation devices, including advancements toward prototypes, pursuing discovery research to identify other product candidates that, like IL-12, can be encoded into DNA, delivered intratumorally using electroporation and used to reverse the immunosuppressive mechanisms of a tumor, and aiming to expand our ImmunoPulse® pipeline beyond the delivery of plasmid-DNA encoding for cytokines to include other molecules that may be critical to key pathways associated with tumor immune subversion.

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Corporate Information

We were incorporated under the laws of the State of Nevada on February 8, 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. Effective March 1, 2011, we completed a merger with our subsidiary for the sole purpose of changing our name to “OncoSec Medical Incorporated”. Our principal executive offices are located at 5820 Nancy Ridge Drive, San Diego, California 92121. The telephone number at our principal executive office is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not deemed part of this prospectus supplement.

Equity Offerings

On October 25, 2017, we completed our offer and sale to certain accredited investors of (i) in a registered public offering, 5,270,934 shares of our common stock at a purchase price of $1.34375 per share, and (ii) in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 3,953,200 shares of our common stock. The warrants have an initial exercise price of $1.25 per share (subject to adjustment as set forth therein), became exercisable on October 25, 2017 and expire on April 25, 2022. The gross proceeds of the offering were $7.1 million and the net proceeds, after deducting the placement agent’s fees and other estimated offering expenses paid or payable by us (and excluding the proceeds, if any, from any cash exercise of the warrants), were approximately $6.2 million. At the closing of the offerings, we also issued unregistered warrants to purchase up to an aggregate of 316,257 shares of our common stock to the placement agent for the offerings or its designees, which have an initial exercise price of $1.68 per share (subject to adjustment as set forth therein), are immediately exercisable and expire on October 21, 2022.

On October 27, 2017, we completed our offer and sale, in a registered public offering to one institutional accredited investor, of 800,000 shares of our common stock and a warrant to purchase up to 600,000 shares of our common stock, all at a purchase price of $1.34375 per share and associated warrant. The warrant has an initial exercise price of $1.25 per share (subject to adjustment as set forth therein), becomes exercisable six months after issuance and expires on April 27, 2022. The gross proceeds of the offering were approximately $1.1 million and the net proceeds, after deducting the placement agent’s fees and other estimated offering expenses paid or payable by us (and excluding the proceeds, if any, from any exercise of the warrants), were approximately $960,000. At the closing of the offering, we also issued unregistered warrants to purchase up to an aggregate of 48,000 shares of our common stock to the placement agent for the offering or its designees, which have an initial exercise price of $1.68 per share (subject to adjustment as set forth therein), are immediately exercisable and expire on October 25, 2022.

On November 13, 2017, we completed our offer and sale to certain accredited investors, in a private placement, of unregistered warrants to purchase up to an aggregate of 2,515,711 shares of our common stock. Of such warrants, (i) warrants to purchase up to an aggregate of 1,377,411 shares of our common stock were issued to holders of certain outstanding warrants to purchase our common stock that we issued and sold in May 2016, as an inducement to such holders to exercise such May 2016 warrants for cash, and (ii) warrants to purchase up to an aggregate of 1,138,300 shares of our common stock were issued to the investors in our October 2017 offerings described above, in consideration for such investors’ agreement to waive certain covenants we had made to such investors, including a prohibition against certain subsequent sales of our securities and certain rights to participate in our subsequent equity or debt financings, and as an inducement to such investors to exercise for cash the warrants we issued to them in our October 2017 offerings. The gross proceeds of the offering, received from cash exercise of the May 2016 warrants, were approximately $9.3 million and the net proceeds, after deducting estimated offering expenses paid or payable by us (and excluding the proceeds, if any, from any exercise of the newly issued warrants), were approximately $9.1 million. All such warrants have an initial exercise price of $2.26 per share (subject to adjustment as set forth therein), become exercisable six months after issuance (provided, however, that the warrants issued to the investors in our October 2017 offerings will become exercisable only if and when each such investor exercises in full and for cash the warrants issued to such investors in the October 2017 offerings) and expire on November 13, 2019.

All of the warrants described above contain certain ownership limitations that may restrict their exercise, as described under the caption “Selling Shareholders” in this prospectus. In addition, all such warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of shares of common stock for which the warrants are exercisable. We have filed a registration statement on Form S-1, of which this prospectus is a part, to provide for the resale by the holders of all of the unregistered warrants we issued in the offerings described above, consisting of all of the warrants described above except for those issued to the investor in our registered public offering completed on October 27, 2017, of all of the shares of our common stock issuable upon exercise of such warrants, totaling an aggregate of up to 6,833,168 shares of our common stock. The registration statement of which this prospectus is a part does not register the offer or sale of any of the warrants.

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The Offering

Shares of common stock offered by the selling shareholders:	6,833,168 shares of common stock issuable upon exercise of certain outstanding common stock purchase warrants

Shares of common stock outstanding before this offering:	35,217,727 shares (1)

Shares of common stock outstanding after completion of this offering (assuming full exercise of the warrants that are exercisable for the shares offered hereby):	42,050,895 shares (1)

Terms of this offering:	The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling shareholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. We will receive proceeds upon cash exercises of the warrants to purchase the shares of common stock offered hereby, if any. See the caption “Use of Proceeds” in this prospectus.

NASDAQ Capital Market symbol:	ONCS

Trading:	Our shares of common stock currently trade on The NASDAQ Capital Market. There is no established trading market for the warrants that are exercisable for the shares offered hereby, and we do not intend to list the warrants on any securities exchange or other trading system.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page [9] of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

(1)	The number of shares of our common stock outstanding immediately before and after this offering is based on 35,217,727 shares outstanding as of November 13, 2017, and excludes, as of such date:

●	7,392,709 shares of our common stock subject to outstanding options having a weighted-average exercise price of $1.57 per share, and 1,100,000 shares of common stock subject to outstanding non-vested restricted stock unit awards with a weighted-average grant date fair value of $1.70 per share;

●	714,225 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plan and stock purchase plan; and

●	9,532,408 shares of our common stock issuable upon exercise of warrants outstanding as of November 13, 2017, having a weighted-average exercise price of $2.88 per share (excluding, only for purposes of the number of shares outstanding immediately before this offering, the shares of our common stock subject to the warrants that are exercisable for the shares offered hereby).

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you make an investment decision with respect to our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K filed with the SEC, as updated by the additional risks and uncertainties set forth in the other documents incorporated by reference in this prospectus. See the information under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” for details about how you can access these documents. Any of such risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 6,833,168 shares of common stock offered hereby, would result in gross proceeds to us of approximately $11.2 million. We intend to use any proceeds received by us from the cash exercise of the warrants for working capital and general corporate purposes, including for our PISCES/KEYNOTE-695 clinical trial and for other clinical and research and development activities. The holders of the warrants may exercise the warrants at their own discretion and at any time until their expiration in accordance with the terms of the warrants, as further described under the caption “Summary—Equity Offerings” in this prospectus. As a result, we cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised. In addition, the warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

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SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 6,833,168 shares of our common stock that may be sold or otherwise disposed of by the selling shareholders identified herein. Such shares are issuable to the selling shareholders upon the exercise of certain outstanding common stock purchase warrants we issued and sold to the selling shareholders in private placement transactions and as compensation for certain placement agent services in connection with such transactions and certain other offerings.

The following table sets forth certain information with respect to each selling shareholder, including (i) the shares of our common stock beneficially owned by the selling shareholder prior to this offering, (ii) the number of shares being offered by the selling shareholder pursuant to this prospectus and (iii) the selling shareholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling shareholders) are sold. The registration of the shares of common stock issuable to the selling shareholders upon the exercise of the warrants does not necessarily mean that the selling shareholders will sell all or any of such shares.

The table is based on information supplied to us by the selling shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, shares of common stock subject to warrants held by that selling shareholder that are exercisable as of November 13, 2017, or exercisable within 60 days after November 13, 2017, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 35,217,727 shares outstanding on November 13, 2017.

The registration of these shares of common stock does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities. The selling shareholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling shareholders under this prospectus. Furthermore, the selling shareholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Total Number of	Beneficial Ownership Before This Offering		Beneficial Ownership After This Offering
Selling Shareholder(1)	Shares Issued or Issuable(2)	Number of Shares(3)	Shares Offered Hereby(4)	Number of Shares(5)	Percentage of Outstanding Shares(5)
Anson Investments Master Fund LP (6)	1,781,150	1,432,322	1,744,188	36,972	*
Charles Worthman (7)	9,631	9,631	3,643	5,988	*
Chin Cheong Chong (8)	188,750	170,000	93,750	95,000	*
H.C. Wainwright & Co., LLC †(9)	435,938	393,750	210,938	225,000	*
Intracoastal Capital, LLC †(10)	1,904,400	1,395,350	1,744,188	160,212	*
Mark Viklund† (11)	27,513	27,513	10,928	16,585	*
Michael Vasinkevich †(12)	411,925	411,925	254,979	156,946	*
Ng Tee Khiang (13)	1,937,500	1,750,000	937,500	1,000,000	2.8%
Noam Rubinstein †(14)	689,208	647,020	305,645	383,563	1.1%
Point72 Asset Management, L.P. (15)	1,550,000	800,000	150,000	800,000	2.3%
Sabby Healthcare Master Fund (16)	1,661,010	742,736	918,274	742,736	2.1%
Sabby Volatility Warrant Master Fund, Ltd. (16)	837,709	378,572	459,137	378,572	1.1%

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*	Less than 1%.

†	The selling shareholder is a broker-dealer or an affiliate of a broker dealer.

(1)	The information in this table and the related notes is based upon information supplied by the selling shareholders, including reports and amendments thereto filed with the SEC on Schedules 13G.

(2)	Represents the total number of shares of our common stock issued or issuable to each selling shareholders as of the date of this prospectus, without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares and without regard to initial exercise dates of warrants, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof.

(3)	Assumes that none of the warrants that are exercisable for the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. All such warrants contain certain beneficial ownership limitations, which provide that a holder of the warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of (i) for the warrants held by Intracoastal Capital, LLC, 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, and (ii) for the warrants held by all other selling shareholders, 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding. In addition, certain of such warrants will not be exercisable until at least six months after their date of issuance. As a result, the number of shares of common stock reflected in this column as beneficially owned by each selling shareholder includes (a) any outstanding shares of our common stock held by such selling shareholder, and (b) if any, the number of shares of common stock subject to the warrants exercisable for the shares offered hereby or any other warrants that may be held by such selling shareholder, in each case which such selling shareholder has the right to acquire as of November 13, 2017 or within 60 days thereafter and without it or any of its affiliates beneficially owning more than 4.99% or 9.99%, as applicable, of the number of outstanding shares of our common stock as of November 13, 2017.

(4)	All shares offered hereby are issuable upon exercise of certain warrants we have issued and sold to the selling shareholders in certain equity offerings. For more information about the terms of such warrants, see the information under the caption “Summary—Equity Offerings” in this prospectus and the documents we have incorporated by reference herein, as described under the caption “Documents Incorporated Herein By Reference.”

(5)	Assumes that, after the date of this prospectus and prior to completion of this offering, none of the selling shareholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such selling shareholders as of the date hereof and not offered hereby. Certain of the selling shareholders are entitled, at their election, to participate in certain equity or debt financings we may pursue in the future, and any such participation is not represented in this table.

(6)	The shares offered hereby consist of (i) 1,395,350 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as an investor in our offering completed on October 25, 2017, and (ii) 348,838 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder and as an inducement to such selling shareholder to exercise for cash the warrants we issued to it on October 25, 2017. The shares beneficially owned before and after this offering may be deemed beneficially owned by Anson Funds Management LP (d/b/a Anson Group), Anson Management GP LLC, Mr. Bruce R. Winson, the principal of Anson Funds Management LP and Anson Management GP LLC, Anson Advisors Inc. (d/b/a Anson Funds), Mr. Adam Spears, a director of Anson Advisors Inc., and Mr. Moez Kassam, a director of Anson Advisors Inc.

(7)	The shares offered hereby consist of shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as the designee of our placement agent for certain equity offerings, as compensation for such placement agent services.

(8)	The shares offered hereby consist of (i) 75,000 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as an investor in our offering completed on October 25, 2017, and (ii) 18,750 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder and as an inducement to such selling shareholder to exercise for cash the warrants we issued to him on October 25, 2017.

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(9)	The shares offered hereby consist of (i) 168,750 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as an investor in our offering completed on October 25, 2017, and (ii) 42,188 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder and as an inducement to such selling shareholder to exercise for cash the warrants we issued to it on October 25, 2017. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Adam Spears are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(10)

The shares offered hereby consist of (i) 1,395,350 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as an investor in our offering completed on October 25, 2017, and (ii) 348,838 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder.

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the ordinary shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the ordinary shares and warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(11)	The shares offered hereby consist of shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as the designee of our placement agent for certain equity offerings, as compensation for such placement agent services.

(12)	The shares offered hereby consist of shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as the designee of our placement agent for certain equity offerings, as compensation for such placement agent services.

(13)	The shares offered hereby consist of (i) 750,000 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as an investor in our offering completed on October 25, 2017, and (ii) 187,500 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder and as an inducement to such selling shareholder to exercise for cash the warrants we issued to him on October 25, 2017.

(14)	The shares offered hereby consist of (i) 750,000 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as an investor in our offering completed on October 25, 2017, (ii) 94,707 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder as the designee of our placement agent for certain equity offerings, as compensation for such placement agent services, and (iii) 187,500 shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder and as an inducement to such selling shareholder to exercise for cash the warrants we issued to it on October 25, 2017.

(15)	The shares offered hereby consist of shares of our common stock issuable upon exercise of warrants issued to the selling shareholder on November 13, 2017, in consideration for the selling shareholder’s agreement to waive certain covenants we had made to the selling shareholder and as an inducement to such selling shareholder to exercise for cash certain warrants we issued to it on October 27, 2017. The shares beneficially owned before and after this offering may be deemed beneficially owned by Point72 Asset Management, L.P. (“Point72 Asset Management”) with respect to shares of our common stock held by certain investment funds it manages; (ii) Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”) with respect to shares of our common stock held by certain investment funds managed by Point72 Asset Management; and (iii) Steven A. Cohen with respect to shares of our common stock beneficially owned by Point72 Asset Management and Point72 Capital Advisors Inc.

(16)	The shares offered hereby consist of shares of our common stock issuable upon exercise of warrants issued on November 13, 2017, as an inducement to the selling shareholders to exercise for cash certain outstanding warrants to purchase our common stock that we issued and sold in May 2016. This stockholder has indicated that Hal Mintz has voting and investment power over the shares held by it. This stockholder has indicated that Sabby Management, LLC serves as its investment manager, that Hal Mintz is the manager of Sabby Management, LLC and that each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these shares except to the extent of any pecuniary interest therein.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

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In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the selling shareholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered pursuant to the registration statement, of which this prospectus is a part, to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Except as noted under the caption “Selling Shareholders” above, each selling shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed 8%.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Any selling shareholder may sell some, all or none of the shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the selling shareholders, or the selling shareholders may be entitled to contribution.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as currently in effect, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. Copies of our articles of incorporation and bylaws are exhibits to the registration statement of which this prospectus is a part.

Pursuant to our articles of incorporation, we are currently authorized to issue 160,000,000 shares of common stock, par value $0.0001 per share. As of November 13, 2017, there were 35,217,727 shares of our common stock outstanding.

Common Stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS.”

Liability and Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

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At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our Amended and Restated Bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

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●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common stock being offered pursuant to this prospectus is being passed upon by McDonald Carano LLP, Reno, Nevada.

EXPERTS

The financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of Mayer Hoffman McCann P.C., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of certain information filed by us with the SEC are also available on our website at www.oncosec.com. We have not incorporated by reference in this prospectus the information on our website and it is not a part of this document.

This prospectus is part of a registration statement that we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2017, filed with the SEC on October 25, 2017; and

●	our Current Reports on Form 8-K filed with the SEC on September 5, 2017, September 11, 2017, October 24, 2017, October 25, 2017, October 26, 2017, November 9, 2017 and November 13, 2017.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

OncoSec Medical Incorporated

5820 Nancy Ridge Drive

San Diego, California 92121

Attn: Investor Relations

(855) 662-6732

The documents incorporated by reference may be accessed at our website at www.oncosec.com.

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ONCOSEC MEDICAL INCORPORATED

PROSPECTUS

6,833,168 Shares of Common Stock

Dated __, 2017

PART II

Information Not Required in Prospectus

Unless the context indicates otherwise, all references to OncoSec, our Company, we, us and our in this Part II refer to OncoSec Medical Incorporated, a Nevada corporation, and its consolidated subsidiaries.

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of each type of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling shareholders named in the prospectus that forms a part of this registration statement.

SEC registration fee	$2,000
Accounting fees and expenses	7,500
Legal fees and expenses	50,000
Printing and miscellaneous expenses	6,000
Total	$65,500

Item 14. Indemnification of Officers and Directors.

Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities.

On June 8, 2015, in connection with a registered direct offering, the Company issued warrants to purchase up to 123,455 shares of the Company’s common stock (the “June 2015 Warrants”) in a private placement to the placement agent and financial advisors in the offering in consideration for their services in the offering. The June 2015 Warrants have an exercise price of $6.88 per share, were exercisable as of December 8, 2015 and expire on May 12, 2019.

On November 6, 2015, in connection with a registered direct offering, the Company issued warrants to purchase up to 107,143 shares of the Company’s common stock (the “November 2015 Warrants”) in a private placement to the placement agent and financial advisors in the offering in consideration for their services in the offering. The November 2015 Warrants have an exercise price of $4.375 per share, were exercisable 6 months after the date of issuance and expire on the 5-year anniversary of issuance.

On May 26, 2016, in connection with a registered direct offering, the Company issued warrants to purchase up to 275,482 shares of the Company’s common stock (the “May 2016 Warrants”) in a private placement to the placement agent in the offering in consideration for its services in the offering. The May 2016 Warrants have an exercise price of $2.26875 per share, were exercisable as of the date of issuance and expire on May 24, 2021.

On October 25, 2017, in a registered direct offering, the Company sold and issued an aggregate of 5,270,934 shares of the Company’s common stock at an offering price of $1.34375 per share pursuant to the terms of a Securities Purchase Agreement (“Purchase Agreement”), dated October 22, 2017 between the Company and certain accredited investors. Pursuant to the terms of the Purchase Agreement, in a concurrent private placement, the Company issued to the investors in the offering warrants to purchase up to 3,953,200 shares of the Company’s common stock in the aggregate (the “October 25 Warrants”). The October 25 Warrants have an exercise price of $1.25 per share, were exercisable as of the date of issuance and terminate 5.5 years following the date of issuance. On October 25, 2017, in connection with the registered direct offering, the Company issued warrants to purchase up to 316,257 shares of the Company’s common stock (the “Placement Agent Warrants”) in a private placement to the placement agent in the offering in consideration for its services in the offering. The Placement Agent Warrants have an exercise price of $1.68 per share, were exercisable as of the date of issuance and expire on October 21, 2022.

On October 27, 2017, in connection with a registered direct offering, the Company issued warrants to purchase up to 48,000 shares of the Company’s common stock (the “October 27 Warrants”) in a private placement to the placement agent in the offering in consideration for its services in the offering. The October 27 Warrants have an exercise price of $1.68 per share, were exercisable as of the date of issuance and expire on October 25, 2022.

On November 13, 2017, the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with certain holders (the “Exercising Holders”) of outstanding warrants (the “Original Warrants”) to purchase up to an aggregate of 5,509,642 shares of the Company’s common stock, at an exercise price of $1.69 per share. Pursuant to the terms of the Exercise Agreement, and in order to induce the exercise of the Original Warrants, the Company issued in a private placement, new warrants (the “New Warrants”) to purchase up to an aggregate of 1,377,411 shares of the Company’s common stock upon the cash exercise of the Original Warrants on November 13, 2017. The New Warrants have an exercise price of $2.26 per share, are, subject to certain ownership limitations described in the New Warrants, exercisable six months after the original issuance date thereof, and expire two years from the original issuance date thereof.

Also on November 13, 2017, and in connection with its entry into the Exercise Agreement, the Company agreed to issue warrants (the “October 2017 Investor Warrants” and together with the June 2015 Warrants, the November 2015 Warrants, the May 2016 Warrants, the October 25 Warrants, the Placement Agent Warrants, the October 27 Warrants and the New Warrants, the “Warrants”) to purchase up to an aggregate of 1,138,300 shares of the Company’s common stock to the accredited investors that participated in the Company’s equity financings completed in October 2017 (“October 2017 Investors”), in consideration for such October 2017 Investors’ agreement to waive certain covenants made by the Company to such October 2017 Investors, including a prohibition against certain subsequent sales of the Company’s securities and certain rights to participate in subsequent equity or debt financings by the Company. The terms of the October 2017 Investor Warrants will be substantially similar to the terms of the New Warrants, except that the October 2017 Investor Warrants (i) will become exercisable only if and when such October 2017 Investor exercises in full and for cash certain warrants to purchase Common Stock that were sold to such October 2017 Investor in the Company’s equity financings completed in October 2017, and (ii) will contain certain prohibitions against short sales by the October 2017 Investors with respect to the common stock issuable upon exercise of the October 2017 Investor Warrants.

The Warrants and the shares of common stock issuable upon exercise of the Warrants were offered and sold without registration under the Securities Act, pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and, in some cases, Rule 506(b) thereunder, as a transaction not involving a public offering and similar exemptions under applicable state laws, in reliance on the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of such securities had adequate access to information about the Company, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act.

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The Company granted stock options (the “new stock options”) to certain employees, directors and consultants of the Company (the “eligible participants”), in exchange for the cancellation of certain stock options (the “eligible stock options”) tendered by such eligible participants in the Company’s exchange offer (the “Exchange Offer”) which commenced on November 16, 2016. The Exchange Offer was completed on the terms and under the conditions set forth in the Offer to Exchange Certain Stock Options for New Stock Options, dated November 16, 2016 (the “Offer to Exchange”), filed as Exhibit (a)(1)(A) to the Company’s Tender Offer Statement on Schedule TO related to the Exchange Offer, the related Election and Withdrawal Form, filed as Exhibit (a)(1)(C) to the Company’s Tender Offer Statement on Schedule TO related to the Exchange Offer, and the terms and conditions of the applicable stock option grant documents. Effective as of December 14, 2016, the Company cancelled all eligible stock options that were tendered in the Exchange Offer and, in exchange, granted new options to purchase up to 1,070,536 shares of the Company’s common stock with an exercise price of $1.29 per share. The new stock options were granted in reliance upon the exemption from registration afforded by Section 3(a)(9) of the Securities Act based on the following facts: (i) the Exchange Offer was made, and the new stock options were granted, to the Company’s existing security holders exclusively; and (ii) no commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange Offer.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately following the signature page hereto, which is incorporated in this Item 16 by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 15, 2017.

ONCOSEC MEDICAL INCORPORATED

Date: November 15, 2017	By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor, J.D., Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Punit Dhillon, Daniel O’Connor and Richard Slansky, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

Chief Executive Officer and Director
/s/ Daniel J. O’Connor	(Principal Executive Officer)	November 15, 2017
Daniel J. O’Connor, JD

Chief Financial Officer
/s/ Richard B. Slansky	(Principal Financial and Accounting Officer)	November 15, 2017
Richard B. Slansky

/s/ Punit S. Dhillon	President and Director	November 15, 2017
Punit S. Dhillon

/s/ James DeMesa	Director	November 15, 2017
Dr. James DeMesa

/s/ Avtar Dhillon	Director	November 15, 2017
Dr. Avtar Dhillon

/s/ Anthony Maida, III	Director	November 15, 2017
Dr. Anthony Maida, III

/s/ Annalisa Jenkins	Director	November 15, 2017
Dr. Annalisa Jenkins

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EXHIBIT INDEX

The following exhibits are being filed with or incorporated by reference in this report:

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of OncoSec Medical Incorporated, as amended

3.2	Amended and Restated Bylaws (incorporated by reference to our Current Report on Form 8-K, filed on March 6, 2012)

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to our Current Report on Form 8-K, filed on December 19, 2012)

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to our Current Report on Form 8-K, filed on September 19, 2013)

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to our Current Report on Form 8-K, filed on June 5, 2014)

4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed on November 5, 2015)

4.5	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed on May 24, 2016)

4.6	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K, filed on May 24, 2016)

4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed on October 24, 2017)

4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed on October 26, 2017)

4.9	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed on November 13, 2017)

4.10	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K, filed on November 13, 2017)

5.1*	Opinion of McDonald Carano LLP

10.1†	Cross-License Agreement, dated March 24, 2011 by and between OncoSec Medical Incorporated and Inovio Pharmaceuticals, Inc. (incorporated by reference to our Quarterly Report on Form 10-Q, filed on June 14, 2011)

10.2#	Employment Agreement with Punit Dhillon dated May 18, 2011 (incorporated by reference to our Quarterly Report on Form 10-Q, filed on June 14, 2011)

10.3#	Form of Indemnification Agreement (incorporated by reference to our Current Report on Form 8-K, filed on October 29, 2015)

10.4#	Executive Employment Agreement, effective July 6, 2015, by and between the Company and Richard Slansky (incorporated by reference to our Quarterly Report on Form 10-Q, filed on December 8, 2015)

10.5#	Amended and Restated Executive Employment Agreement, effective November 7, 2017, by and between the Company and Punit Dhillon (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed on November 9, 2017)

10.6#	Executive Employment Agreement, effective November 7, 2017, by and between the Company and Daniel J. O’Connor (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on November 9, 2017)

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10.7#	Stock Option Award Agreement, dated November 7, 2017, by and between the Company and Daniel J. O’Connor (incorporated by reference to Exhibit A to Exhibit 10.1 of our Current Report on Form 8-K, filed on November 9, 2017)

10.8#	Stock Option Award Agreement, dated November 7, 2017, by and between the Company and Daniel J. O’Connor (incorporated by reference to Exhibit B to Exhibit 10.1 of our Current Report on Form 8-K, filed on November 9, 2017)

10.9#	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated (incorporated by reference to our Current Report on Form 8-K, filed on December 7, 2016)

10.10	Lease Agreement, dated December 31, 2014, by and between the Company and ARE-SD Region No. 18, LLC (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on January 2, 2015)

10.11	Securities Purchase Agreement, dated as of November 3, 2015, by and among the Company and signatories thereto (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on November 5, 2015)

10.12	Placement Agency Agreement, dated as of November 3, 2015, by and between the Company and H.C. Wainwrights & Co., LLC (incorporated by reference to Exhibit 10.2 of our Current Report on Form 8-K, filed on November 5, 2015)

10.13	Securities Purchase Agreement, dated as of May 22, 2016, by and among the Company and signatories thereto (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on May 24, 2016)

10.14	Placement Agency Agreement, dated as of May 22, 2016, by and between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.2 our Current Report on Form 8-K, filed on May 24, 2016)

10.15	Securities Purchase Agreement, dated October 25, 2017, by and between the Company and the purchaser named therein (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K, filed on October 26, 2017)

10.16†	Clinical Trial Collaboration and Supply Agreement, dated as of May 10, 2017, by and between the Company and MSD International GmbH

21.1*	Subsidiaries

23.1*	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann P.C.

23.2*	Consent of McDonald Carano LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page)

* Filed herewith.

# Management contract or compensatory plan or arrangement.

†Confidential treatment has been granted or requested with respect to portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 and these confidential portions have been redacted from the filing that is incorporated by reference. A complete copy of this exhibit, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

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